UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

NETWORK CN INC.
(Name of Registrant as Specified In Its Charter)

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Network CN Inc.
Suite 3908, Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong
Tel : 852 2833 2186                   Fax : 852 2295 6977

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
To Our Stockholders:

This Information Statement is first being mailed on or about August 6, 2011 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Network CN Inc., a Delaware corporation (the “Company”), as of the close of business on July 5, 2011 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, dated July 5, 2011 (the “Written Consent”) of the stockholders of the Company owning a majority of the outstanding shares of Common Stock of the Company (the “Majority Stockholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Network CN Inc..

The Written Consent:

1.
approved the re-election of five (5) current members of the Board of Directors, to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.
ratified the selection of Baker Tilly Hong Kong Limited, as the Company’s independent registered public accounting firm, in accordance with the Sarbanes-Oxley Act of 2002, to audit the consolidated financial statements of the Company and its subsidiaries and variable interest entity for the fiscal year ending December 31, 2011, and the pre-approval of all auditing services and all audit related, tax or other services not prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be performed for the Company by Baker Tilly Hong Kong Limited, subject to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act;

3.	approved the compensation of our named executive officers;

4.	recommended that an advisory vote on the frequency of holding an advisory vote on executive compensation be held once every three years; and

5.
approved the amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a one-for-five reverse split of the Company's common stock, $0.001 par value (the “Reverse Split”) and to decrease the authorized number of shares of the Company’s common stock, $0.001 par value, from 2,000,000,000 shares to 400,000,000 shares.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (“DGCL”) and our Bylaws to approve the actions described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders. The actions on Reverse Split, the decrease in authorized shares of Common Stock and the Certificate of Amendment by Written Consent will become effective when the Company files the Certificate of Amendment with the Delaware Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Earnest Leung
Earnest Leung
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about August 6, 2011, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDERS

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the (1) re-election of our directors, (2) ratification of appointment of our independent registered public accounting firm, (3) compensation received by our named executive officers, (4) recommendation on an advisory vote on executive compensation be held every three years and (5) the filing of a Certificate of Amendment to effect the Reverse Split and the decrease in authorized shares of our Common Stock require the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 422,522,071 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On July 5, 2011, the Majority Stockholders unanimously adopted resolutions approving the (1) re-election of our directors, (2) ratification of appointment of our independent registered public accounting firm, (3) compensation received by our named executive officers, (4) recommendation on an advisory vote on executive compensation be held every three years and (5) the filing of a Certificate of Amendment as set forth in Appendix A to effect the Reverse Split and the decrease in authorized shares of our Common Stock.

CONSENTING STOCKHOLDERS

On July 5, 2011, the Majority Stockholders being the record holders of 217,698,041 shares of our Common Stock, constituting approximately 51.5% of the issued and outstanding shares of our Common Stock, consented in writing to (1) re-elect our directors, (2) ratify the appointment of our independent registered public accounting firm, (3) approve the compensation received by our named executive officers, (4) recommend that an advisory vote on executive compensation be held every three years and (5) approve the filing of a Certificate of Amendment to effect the Reverse Split and the decrease in authorized shares of our Common Stock (together, the “Stockholder Actions”).

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the foregoing Stockholder Actions. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the Stockholder Actions were taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the DGCL, file the Certificate of Amendment effecting the Reverse Split and the decrease in authorized shares of our Common Stock with the Delaware Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DISSENTER’S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the Stockholder Actions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director since January 1, 2010, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon.  None of our directors opposed the actions to be taken by the Company.

OUR MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions held with respect to each Director and Executive Officer of the Company as of July 5, 2011.

Name	Age	Position	Director Since
Earnest Leung	54	Chief Executive Officer and Chairperson of the Board	2009
Godfrey Hui	51	Deputy Chief Executive Officer and Director	2002
Jennifer Fu	33	Chief Financial Officer and Corporate Secretary	N/A
Ronald Lee	64	Director	2009
Gerald Godfrey	83	Director	2009
Serge Choukroun	51	Director	2010

Each Director serves until our 2011 annual stockholders meeting and until their respective successors are duly elected and qualified or earlier resignation or removal.

Earnest Leung has served as the Company’s director since May 11, 2009, and as Chief Executive Officer and Chairperson of the Board of the Company since July 15, 2009. Dr. Leung has over 20 years’ experience in the investment banking industry.  Since November 2004, he has worked as a financial advisor and consultant in Hong Kong and currently serves as a director of Southern Territories Group, Ltd., an investment company, Keywin Holdings Limited, an investment company, and of Statezone Ltd, a financial consulting company owned and controlled by Dr. Leung. He also currently serves as a director and chief executive officer of China Boon Holdings Limited (formerly know as Vision Tech International Holdings Limited), which is listed on Hong Kong Main Board engaging in the distribution of consumer electronic products and home appliances as well as trading of scrap metals and leather and extending its business to cemetery business in 2009.  Prior to that, Dr. Leung served, from September 1994 to October 2004, as Senior Director and Head of Investment, Asia for American Express Bank.  Dr. Leung also held various senior investment positions with BNP Paribas Bank, New Zealand Insurance and Bank of America Trust. Dr. Leung holds an honorary doctor degree from International American University. Dr. Leung was appointed as a director because of his extensive knowledge of capital markets through his various senior positions in financial institutions and because of his in-depth business management experience

Godfrey Hui has served as Company’s director since April 2002, and as Deputy Chief Executive Officer since July 15, 2009. Mr. Hui also served from April 2002 to July 2009 as the Company’s Chief Executive Officer. Mr. Hui had over twenty years’ experience in the hotel industry prior to founding our Company. He has worked for several international and regional hotel groups, including Hopewell Holdings Limited, a Hong Kong based real estate developer, where Mr. Hui worked in various capacities including Director of Operations, Finance and Development of the Hotel Division, Executive Assistant to the Chairman, Chairman of the Executive Committee, and Group Financial Controller and was responsible for management and financial issues, and Mega Hotels Management Limited (now a subsidiary of Hopewell), where he served as Director of Finance, Development and Operations. Mr. Hui holds a Bachelor of Science in Business Management from the Chinese University of Hong Kong and a Master’s Degree in Finance and Investment from the University of Hull. Mr. Hui also serves as an independent non-executive director of Vinda International Holdings Limited, which is listed on Hong Kong Main Board engaging in manufacturing and sale of household consumable paper. Mr. Hui was appointed as a director because he is the founder of the Company and has served as a member of our Board since 2002. He has in-depth knowledge of the Company’s operation, strategy, financial condition and competitive position.

Jennifer Fu was appointed as the Company’s Chief Financial Officer on February 5, 2010. Prior to her appointment, she served since July 15, 2009 as the Company’s Interim Chief Financial Officer, and since January 2008 as the Vice President, Finance of NCN Group Management.  Prior to that, Ms. Fu served in various periods, from December 2003 to August 2007, as the Financial Controller, Accounting Head and Internal Audit Manager of Coils Electronic Co., Limited, a principal subsidiary of CEC International Holdings Limited, a Hong Kong listed company engaged in the assembly and sale of coils, capacitors and other electronic components. Ms. Fu began her career as an auditor in an international firm of certified public accountants and is a fellow member of The Association of Chartered Certified Accountants and member of Hong Kong Institute of Certified Public Accountants.  Ms. Fu holds a Bachelor’s Degree in Accounting and Finance from the University of Hong Kong.

Ronald Lee has served as the Company’s director since July 2, 2009. Mr. Lee is the founder and has served as the Sole Proprietor of Ronald H. T. Lee & Co., Certified Public Accountants since 1973. He also has served as senior consultant of UHY Vacation HK CPA Limited, Chartered Accountants, Certified Public Accountants since 2007. Mr. Lee has over 40 years’ experience in accounting industry. Mr. Lee graduated from the Hong Kong Technical College in 1967 (now the Hong Kong Polytechnic University) and is a fellow member of the Australian Society of Certified Practising Accountants and the Hong Kong Institute of Certified Public Accountants. He is also an associate member of the Institute of Chartered Accountants in England & Wales, The Taxation Institute of Hong Kong and the Society of Chinese Accountants and Auditors. Mr. Lee was appointed as a director due to his extensive auditing experience and financial expertise with over 40 years’ experience in the accounting industry, which provides a strong foundation to serve as the Chairman of our Audit Committee.

Gerald Godfrey has served as the Company’s director since July 2, 2009. Mr. Godfrey is now retired, was a partner with Charlotte Horstmann & Gerald Godfrey Ltd., a Hong Kong-based company that dealt in Asian antiques and art, from 1955 to 2005. From 1997 to 2003, Mr. Godfrey served as an independent non-executive director of the Millennium Group, a Hong-Kong based company that assists corporations, developers and investors with selling, leasing or investing in office, industrial, distribution, retail, land and resort properties in Asia. Mr. Godfrey served as Honorary Consul General to the Kingdom of Morocco from 1984 to 2004, and voting member of the Hong Kong Jockey Club. Mr. Godfrey received an M.A. from the Oxford University in 1951. Mr. Godfrey was appointed as a director because of his strong network connection and also his extensive company board and committee experience.

Serge Choukroun has served as the Company’s director since August 4, 2010. Mr. Choukroun was the sole director and shareholder of Mega-link International Holdings Limited, a garment sourcing organization during the past five years. Prior to that, he served as a vice president of Mirage Inc., a major garment corporation located in New York. Mr. Choukroun was also a former independent director of China Boon Holdings Limited (formerly known as Vision Tech International Holdings Limited), a company listed on the Hong Kong Main Board and of which Dr. Leung also serves as a director and chief executive officer. He has resided and worked in Hong Kong for over 20 years. He holds a degree in Accounting from the Academy of Creteil-Paris-Versailles (France). Mr. Choukroun was appointed as a director because of his diverse business management experience and his extensive company board and committee experience.

Identification of Certain Significant Employees

We have no employees who are not executive officers, but who are expected to make a significant contribution to our business.

Family Relationships

There are no family relationships between any directors or officers of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	been convicted in a criminal proceeding or is a named subject to a pending criminal (excluding traffic violations and other minor offenses);

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

4.
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity  Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission statements of ownership and changes in ownership. The same persons are required to furnish us with copies of all Section 16(a) forms they file. We believe that, during fiscal 2010, all of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities complied with the applicable filing requirements except a late Form 3 report was filed for Serge Choukroun on August 24, 2010, to report the stock award of 600,000 shares of common stock vested on July 1, 2011, effective August 4, 2010.

In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Board Leadership Structure

Our board of directors is currently comprised of Ronald Lee, Gerald Godfrey and Serge Choukroun who each serves on our board of directors as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc., or the “Nasdaq Marketplace Rules.” Dr. Earnest Leung serves as Chairperson of the Board of Directors. The board of directors has determined that Mr. Ronald Lee possesses the accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Our Board of Directors has also determined a lead independent director is not necessary and has not appointed one at this time. In making these determinations, the Board of Directors considered the relative size of the Company, the size of the Board of Directors and the fact that all the majority members of the Board of Directors are independent directors. The Board of Directors believes that Dr. Earnest Leung serves as both Chairperson of the board and Chief Executive Officer is in the best interest of the Company and its stockholders. Dr. Leung is the director most familiar with the PRC environment and our business, possess in-depth diverse business management experience, and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The current combined position of Chairperson and Chief Executive Officer promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy and business plans. The Board of Directors also believes that our overall corporate governance policies and practices adequately address any governance concerns raised by the dual chairperson and chief executive officer role.

Board Committees

Our board of directors currently has three standing committees which perform various duties on behalf of and report to the board of directors: (i) audit committee, (ii) remuneration committee and (iii) nominating committee. All these committees are composed of independent directors only. From time to time, the board of directors may establish other committees. Each of the three standing committees is comprised entirely of independent directors as follows:

Name of Director	Audit	Nominating	Remuneration
Ronald Lee	C	-	M
Gerald Godfrey	-	M	C
Serge Choukroun	M	C	-
________
C = Chairperson
M = Member

The Board of Directors has adopted a written charter for each of these committees, copies of which can be found on our website at www.ncnmedia.com.

Audit Committee

Our board of directors established an Audit Committee in September 2007. Our Audit Committee currently consists of two members: Ronald Lee and Serge Choukroun, each of whom is “independent” as that term is defined under the Nasdaq Marketplace Rules, as currently in effect. In addition, the Board of Directors has determined that Mr. Ronald Lee is an “audit committee financial expert” as defined by SEC rules. Mr. Ronald Lee is a qualified accountant with many years of finance and audit experience. He serves as the chairperson of the Audit Committee.

The Audit Committee oversees our accounting, financial reporting and audit processes; appoints, determines the compensation of, and oversees, the independent auditors; pre-approves audit and non-audit services provided by the independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and practices and procedures used in preparing our financial statements; and reviews our internal controls.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors without members of management present on regularly basis to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope and fees for the audit services to be performed.

Remuneration Committee

Our board of directors established a Remuneration Committee in September 2007. Our Remuneration Committee consists of two members: Ronald Lee and Gerald Godfrey, each of whom is “independent” as that term is defined under the Nasdaq Marketplace Rules, as currently in effect. Mr. Godfrey serves as the chairperson of the Remuneration Committee.

The Remuneration Committee (i) oversees and makes general recommendations to the Board of Directors regarding our compensation and benefits policies; (ii) oversees, evaluates and approves cash and stock compensation plans, policies and programs for our executive officers; and (iii) oversees and sets compensation for the Board of Directors. Our Chief Executive Officer may not be present at any meeting of our compensation committee during which his compensation is deliberated.

All the compensation packages for executive officers and directors including both employee directors and non-employee directors are recommended and proposed by the Remuneration Committee. In determining compensation for executive officers other than the Chief Executive Officer, the Remuneration Committee considers, among other things, the recommendations of the Chief Executive Officer. However, the full Board of Directors determines all such compensation packages.

The Remuneration Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a sub-committee of the Remuneration Committee consisting of one or more members of the Committee. The Remuneration Committee has no current intention to delegate any of its authority to any subcommittee. Also, the Remuneration Committee did not engage any compensation consultants in determining or recommending the amount or form of executive and director compensation in the past.

Nominating Committee

Our board of directors established a Nominating Committee in September 2007. Our Nominating Committee currently consists of two members: Serge Choukroun and Gerald Godfrey, each of whom is “independent” as that term is defined under the Nasdaq Marketplace Rules, as currently in effect. Mr. Choukroun serves as the chairperson of the Nominating Committee.

The Nominating Committee (i) considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; (ii) develops and recommends governance principles applicable to the Company; and (iii) oversees the evaluation of the Board of Directors and management from a corporate governance perspective.

Although our bylaws do not contain provisions which specifically address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders, the Nominating Committee will consider director candidates recommended by stockholders. In evaluating candidates submitted by stockholders, the Nominating Committee will consider (in addition to the criteria applicable to all director candidates described below) the needs of the Board and the qualifications of the candidate, and may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. In general, to have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

1.	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

2.
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at Network CN Inc., Suite 3908, Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong. For a candidate to be considered for nomination by the Nominating Committee at an annual meeting, a stockholder recommendation must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating Committee does not have any formal criteria for director nominees; however, it believes that director nominees should have certain minimum qualifications, including the highest personal and professional integrity and values, an inquiring and independent mind, practical wisdom and mature judgment. In evaluating director nominees, the Nominating Committee also considers an individual’s skills, character, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, develop our business and represent stockholder interests.

As described above, the Nominating Committee will consider candidates recommended by stockholders. It will also receive suggestions of candidates from current Board members, the Company’s executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee.

After a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. The Nominating Committee members may contact the person if the person should be considered further. Generally, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate and members of the committee or other Board members. In certain instances, Nominating Committee members or other Board members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, in the case of such a candidate the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Board’s Role in Risk Oversight

Our Board of Directors recognizes that, although risk management is a primary responsibility of the Company’s management, the Board plays a critical role in oversight of risk. The Board, in order to more specifically carry out this responsibility, has assigned certain task focusing on reviewing different areas including strategic, operational, financial and reporting, compensation, compliance, corporate governance and other risks to the relevant Board Committees as summarized above. Each Committee then reports to the full Board ensuring the Board’s full involvement in carrying out its responsibility for risk management.

Board Meetings and Committees; Annual Meeting Attendance

During fiscal year 2010, the Board of Directors held seven (7) meetings and acted by written consent five (5) times. The number of meetings held by the three standing committees during fiscal 2010 was as follows:

Committee	No. of meetings
Audit Committee	1
Remuneration Committee	1
Nominating Committee	1

All of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which they served during fiscal 2010.

Independent Directors

Our Board has determined that Ronald Lee, Gerald Godfrey and Serge Choukroun qualify as independent directors” within the meaning of applicable NASDAQ Listing Rules and Section 301 of the Sarbanes-Oxley Act of 2002.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by submitting an email to info@ncnmedia.com or by writing to us at Network CN Inc., Attention: Investor Relations, Suite 3908, Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong. Stockholders who would like their submission directed to a member of the Board of Directors may so specify. All communications will be reviewed by our Chief Executive Officer.

Code of Business Conduct and Ethics

A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) prompt reporting of violations of the code to an appropriate person and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Business Conduct and Ethics. However, we have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code of business conduct and ethics is available on our corporate website at www.ncnmedia.com.

EXECUTIVE COMPENSATION

Persons Covered

As of December 31, 2010, there were only three Executive Officers including Chief Executive Officer, Deputy Chief Executive Officer and Chief Financial Officer in the Company. The Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2010 and the Company’s executive officer as of December 31, 2010, or the Named Executive Officers are set forth below:

Name	Position
Earnest Leung	Chief Executive Officer and Chairperson of the Board
Godfrey Hui	Deputy Chief Executive Officer and Director
Jennifer Fu	Chief Financial Officer and Corporate Secretary
________
Ms. Jennifer Fu served as the Company’s Interim Chief Financial Officer from July 15, 2009 to February 4, 2010 and was appointed as the Company’s Chief Financial Officer on February 5, 2010.

Compensation Discussion and Analysis

Overview

The Company’s executive compensation program is generally designed to align the interests of executives with the interests of stockholders and to reward executives for achieving the Company’s objectives. The executive compensation program is also designed to attract and retain the services of qualified executives.

All the compensation packages for executive officers are recommended and proposed by the Remuneration Committee. In determining compensation for executive officers, the Remuneration Committee considers the officers’ current compensation, the level of executive compensation packages for similarly situated companies, changes in cost of living, our financial condition, our operating results and individual performance. However, the full Board of Directors determines all such compensation packages.

Executive compensation generally consists of base salary, bonuses and long-term incentive equity compensation such as stock grants or additional options to purchase shares of the Company’s common stock as well as various health and welfare benefits. The Board has determined that both the base salary and long-term incentive equity compensation should be the principal component of executive compensation. The Board has not adopted a formal bonus plan, and all bonuses are discretionary.

Elements of Compensation

The executive compensation for (i) the Company’s Chief Executive Officer and Chief Financial Officer and (ii) the Company’s compensated executive officer who were serving as executive officers (collectively “Named Executive Officers”) for fiscal 2010 primarily consisted of base salary, long term incentive equity compensation, income tax reimbursement, and other compensation and benefit programs generally available to other employees.

Base Salary. The Board establishes base salaries for the Company’s Named Executive Officers based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in the Company’s peer group for similar positions. Generally, the Board believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

Base salaries are reviewed annually, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Bonuses. Bonuses are intended to compensate the Named Executive Officers for achieving the Company’s financial performance and other objectives established by the Board each year. The Board currently does not adopt a formal bonus plan and all bonuses are discretionary.

Long-Term Incentive Equity Compensation. The Board believes that stock-based awards promote the long-term growth and profitability of the Company by providing executive officers with incentives to improve stockholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions. The Named Executive Officers were eligible to receive certain number of shares of common stock of the Company. On July 15, 2009, the Company agreed to grant certain number of shares of common stock of the Company to each of Earnest Leung, Godfrey Hui and Jennifer Fu in the following amounts: Dr. Leung : 30,000,000 shares; Mr. Hui: 10,000,000 shares and Ms Fu: 1,000,000 shares for their first two years service to the Company. The Company cannot currently determine the number or type of additional awards that may be granted to eligible participants under the long-term incentive equity compensation plan in the future. Such determination will be made from time to time by the Remuneration Committee (or Board).

Income Tax Reimbursement. Dr. Earnest Leung and Mr. Godfrey Hui were fully reimbursed by the Company for their Hong Kong personal income taxes resulting from their employment under the employment agreement dated July 15, 2009 while Ms Jennifer Fu was reimbursed by the Company for her Hong Kong personal income taxes resulting from 1,000,000 shares of common stock of the Company granted to her.

Change-In-Control and Termination Arrangements. The employment agreements with current Named Executives may be terminated by giving the other party three-month advanced notice, except Ms. Jennifer Fu may be terminated with one-month advance notice. Other than as disclosed above, the Company does not have change-in-control arrangements with any of its current Named Executives, and the Company is not obligated to pay severance or other enhanced benefits to executive officers, unless otherwise stated in Hong Kong Employment Ordinance, upon termination of their employment.

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid during fiscal years 2010, 2009 and 2008, to the Named Executive Officers:

Name and Principal Position	Year	Salary ($)	(1) Bonus ($)	(2) Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(3) All Other Compensation ($)	Total ($)
Earnest Leung, Chief Executive Officer and Director	2010	92,308	-	-	-	-	-	299,955	392,263
	2009	46,154	-	900,000	-	-	-	289,175	1,235,329
	2008	-	-	-	-	-	-	-	-

Godfrey Hui, Deputy Chief Executive Officer and Director	2010	92,308	-	-	-	-	-	148,794	241,102
	2009	161,538	-	300,000	-	-	-	179,981	641,519
	2008	216,923	-	-	-	-		85,237	302,160

Jennifer Fu, Chief Financial Officer and Corporate Secretary	2010	75,385	-	-	-	-	-	17,681	93,066
	2009	72,495	-	30,000	-	-	-	1,538	104,033
	2008	-	-	-	-	-	-	-	-

____
(1)	No bonus was paid to the Named Executive Officers in fiscal 2010, 2009 and 2008.
(2)
As required by SEC rules, amounts in the column “Stock Awards” present the aggregate grant date fair value of awards made each year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ 718 Compensation—Stock Compensation (“FASB ASC 718”). The grant date fair value of each of the executives’ award is measured based on the closing price of our common stock on the date of grant.

These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees, executives and directors is generally recognized over the requisite services period. The SEC’s disclosure rules previously required that we present stock award information based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards. However, the recent changes in the SEC’s disclosure rules require that we now present stock award amounts using the grant date fair value of the awards granted during the corresponding year. Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for stock award differ from the amounts previously reported in our Summary Compensation Table for the same persons in those same years.

The aggregate number of stock awards vested to each of the Named Executive Officers for his/her service rendered in each fiscal period was summarized as follows:

Named Executive Officer	2010	2009	2008
Earnest Leung	-	30,000,000	-
Godfrey Hui	-	10,000,000	300,000
Jennifer Fu	1,000,000	-	-

As of December 31, 2010, all the above stocks were issued to each of Named Executive Officers.

(3)
All other compensation only represents (a) a monthly contribution of HK$1,000 (approximately $128) paid by the Company into a mandatory provident fund for the benefit of each of the Named Executive Officers. (b) monthly cash allowance of HK$40,000 (approximately $5,128) paid to Dr. Earnest Leung and Mr. Godfrey Hui commencing from July 2009 and monthly allowance of HK$6,000 (approximately $769) paid to Ms. Jennifer Fu commencing from February 2010 and (c) income tax reimbursement to be paid to or accrued to Dr. Earnest Leung, Mr. Godfrey Hui and Ms Jennifer Fu in order to sufficiently cover their Hong Kong salary taxes resulting from their employment during each fiscal year. There is no item that is not a perquisite or personal benefit (such as tax reimbursements and contributions to the mandatory provident fund) whose value exceeds $10,000 for each Named Executives.

Employment Contracts

On July 23, 2007, our subsidiary, NCN Group Management Limited, or the NCN Group, entered into executive employment agreements with Mr. Godfrey Hui and the base salary was HK$120,000 (approximately $15,384) and has been adjusted during fiscal year 2008 which was summarized as follows:

Named Executive Officer	Adjusted Base Salary On January 1, 2008	Adjusted Base Salary on July 1, 2008
Godfrey Hui	HK$132,000 (approximately $16,923)	HK$150,000 (approximately $19,231)

Pursuant to Mr. Hui’s employment contract entered into on July 23, 2007, we fully reimburse him for Hong Kong personal income taxes resulting from this employment. He is also entitled to a stock grant of 2,000,000 shares of the Company’s common stock subject to annual vesting over five years if he remains employed by the Company as the Chief Executive Officer through the vesting date. The details of the vesting date and number of shares to be vested are as follows: December 31, 2007: 200,000 shares; December 31, 2008: 300,000 shares; December 31, 2009: 400,000 shares; December 31, 2010: 500,000 shares and December 31, 2011: 600,000 shares. The grant shall be subject to all terms of the Company’s 2007 stock option/stock issuance plan or any future stock option/stock issuance plan under which it is issued. As of July 2009, such employment contract was terminated as a result of change of the board composition. Accordingly, Mr. Hui was no longer entitled to shares to be vested in 2009 and 2010.

On July 15, 2009, the Company restructured the board composition and entered into separate executive employment agreements with each of Earnest Leung and Godfrey Hui, in connection with their services to the Company as our Chief Executive Officer and Deputy Chief Executive Officer, respectively. Accordingly, the employment agreement dated July 23, 2007 for Mr. Hui was terminated.. Under the terms of the agreements, each of Dr. Leung and Mr. Hui will receive a monthly salary of HK$60,000 (approximately $7,692) and a monthly allowance of HK$40,000 (approximately $5,128) and we have agreed to grant each of Dr. Leung and Mr. Hui, of 30 million shares and 10 million shares of our common stock, respectively, for their first two years of service to the Company. We will fully reimburse them for their Hong Kong personal income taxes resulting from their employment under the agreements. Each of the executives has also agreed to customary non-competition and confidentiality provisions and the agreements may be terminated by the Company at any time without notice or payment, in the event that any of the executives engage in misconduct or dereliction of duty.

On February 5, 2010, Jennifer Fu was appointed as the Company’s Chief Financial Officer. Ms Fu is entitled to a monthly salary of HK$49,000 (approximately $6,282) and a monthly allowance of HK$6,000 (approximately $769). We have agreed to grant Ms. Fu 1 million shares of our common stock for her first two years of service to the Company and will fully reimburse her for her Hong Kong personal income taxes resulting from the 1 million shares granted to her. The employment may be terminated by the Company at any time without notice or payment, in the event that any of the executives engage in misconduct or dereliction of duty.

Retirement Benefits

Currently, we do not provide any employees, including our named executive officers any company sponsored retirement benefits other than a state pension scheme in which all of our employees in China participate.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of awards to the Named Executive Officers during the year ended December 31, 2010:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Options Awards	Closing Price on Grant Date ($/share)
Earnest Leung	-	-	-	-	-	-
Godfrey Hui	-	-	-	-	-	-
Jennifer Fu	-	-	-	-	-	-

No stock awards were granted to the Company’s Named Executive Officers during fiscal year 2010.

Outstanding Equity Awards at Fiscal Year-End

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Earnest Leung	-	-	-	-	-	-
Godfrey Hui	-	-	-	-	-	-
Jennifer Fu	-	-	-	-	-	-

Potential Payments upon Termination or Change-in Control

The employment agreements with current Named Executives may be terminated by giving the other party three-month advanced notice, except Ms. Jennifer Fu may be terminated with one-month advance notice. Other than as disclosed above, the Company does not have change-in-control arrangements with any of its current Named Executives, and the Company is not obligated to pay severance or other enhanced benefits to executive officers, unless otherwise stated in Hong Kong Employment Ordinance, upon termination of their employment. Accordingly, there is no potential payments payable to our current Named Executive Officers upon termination or change-in control.

DIRECTOR COMPENSATION

Overview

All the compensation packages for each of directors are proposed by the Remuneration Committee and approved by the Board of Directors. Director compensation packages in 2010 generally consist of cash compensation and long-term incentive equity compensation.

Cash compensation.  The basis for our Remuneration Committee’s determination of the amount of cash compensation under director compensation packages for employee directors and non-employee directors for the service period during first half of 2010 was different, because when considering the compensation packages for our employee directors, our Remuneration Committee simultaneously considered both their role as executives of the Company and as directors and took both of their executive compensation package and director compensation package as a whole for consideration while considering the compensation packages for non-employee directors, our Remuneration Committee considered the level of cash compensation paid to non-employee director in past and the Company’s performance. Accordingly, non-employee directors and employee directors were entitled to a monthly cash compensation of $2,000 and $3,000 respectively for their service period during first half of 2010. In July 2010, the Remuneration Committee, after taking market practice into consideration, proposed to standardize the amount of cash compensation for each of directors to $2,000 per month, which was approved by the Board. As such, all employee directors and non-employee directors were entitled to a uniform monthly cash compensation of $2,000 for their service period during later half of 2010.

Long-Term Incentive Equity Compensation.  The Board believes that stock-based awards promote the long-term growth and profitability of the Company by providing directors with incentives to improve stockholder value and contribute to the success of the Company. Stock-based awards were proposed to non-employee directors only as such awards had already been granted to employee directors under their current executive compensation packages. Our Board determined the number of stock to be granted to non-employee directors for their service by considering the aggregate fair value as at the grant date of the past stock wards given to non-employee director and the Company’s performance. In July 2009, non-employee directors were granted an award of 600,000 shares each, at a fair value of $18,000 at the date of grant and vested on July 1, 2010, for their one-year service rendered from July 1, 2009 to June 30, 2010. In July 2010, non-employee directors were also granted an award of another 600,000 shares each, at a fair value of $18,000 at the date of grant and to be vested on July 1, 2011, for their one-year services from July 1, 2010 to June 30, 2011.

The following table provides information about the compensation earned by directors who served during fiscal year 2010:

Name of director(3)	Fees Earned or Paid(1) in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Earnest Leung	30,000	-	-	-	-	-	30,000
Godfrey Hui	30,000	-	-	-	-	-	30,000
Ronald Lee*	24,000	18,000	-	-	-	-	42,000
Gerald Godfrey*	24,000	18,000	-	-	-	-	42,000
Serge Choukroun*	10,000	18,000	-	-	-	-	28,000
*Non-employee directors
______
(1)  For the service period from July 2009 to June 2010, non-employee directors were entitled to a monthly cash compensation of $2,000 and the employee directors were entitled to a monthly cash compensation of $3,000. For the service period from July 2010 to June 2011, both non-employee directors and employee directors were entitled to a monthly cash compensation of $2,000.

(2)  As required by SEC rules, amounts in the column “Stock Awards” present the aggregate grant date fair value of awards made each year computed in accordance with ASC Topic 718. The grant date fair value of each of the directors’ award is measured based on the closing price of our common stock on the date of grant.

These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees, executives and directors is generally recognized over the requisite services period. The SEC’s disclosure rules previously required that we present stock award information based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards. However, the recent changes in the SEC’s disclosure rules require that we now present stock award amounts using the grant date fair value of the awards granted during the corresponding year. Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for stock award differ from the amounts previously reported in the above table for the same persons in those same years.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (A)	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights (B)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (A)) (C)

Equity compensation plans approved by security holders	-	-	63,502,740 (1)

Equity compensation plans not approved by security holders	100,000 (2)	$0.7	-

Total	100,000 (2)	$0.7	63,502,740
(1)
We reserved 3,000,000 shares for issuance under our 2004 Stock Incentive Plan, of which 1,000,000 shares are still available for issuance as of December 31, 2010. We reserved 107,000,000 shares for issuance under our Amended and Restated 2007 Equity Incentive Plan of which 62,502,740 are still available for issuance as of December 31, 2010. See below subsection - " Equity Incentive Plans" for more information about the plan.

(2)
A warrant to purchase 100,000 shares of restricted common stock was granted to a consultant on August 25, 2006 with an exercise price of $0.70 per share. The warrant shall remain exercisable until August 25, 2016. The warrant remained unexercised as of December 31, 2010.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of July 5, 2011, regarding the beneficial ownership of our common stock (a) by each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) by each of the Company’s officers and directors; (c) and by the Company’s officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. Unless otherwise identified, the address of the directors and officers of the Company listed above is Suite 3908, Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.

Title of Class	Name and Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership (1)	Percent of Class (4)
Common Stock	Earnest Leung	CEO and Director	274,986,668 (2)	50.4
Common Stock	Godfrey Hui	Deputy CEO and Director	65,525,558	15.5
Common Stock	Jennifer Fu	CFO	1,010,000	*
Common Stock	Ronald Lee	Director	600,000	*
Common Stock	Gerald Godfrey	Director	600,000	*
Common Stock	Serge Choukroun	Director	-	-
All Officers and Directors as a group (6 persons named above)			342,722,226
Common Stock	Keywin Holdings Limited (5) Room 902, 9/F1., Universal Trade Centre, 3 Arbuthnot Road, Central, Hong Kong	5% Security Holder	243,523,668 (3)	44.7
Common Stock	Sino Portfolio International Ltd (6) 3104 -7, 31/F, Central Plaza, 18 Harbour Road, Hong Kong	5% Security Holder	137,681,437	32.6
Total Shares Owned by Persons Named above			480,403,663
______
 * Less than 1%

(1)  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)  Includes 120,709,483 shares held by Keywin Holdings Limited of which Dr. Earnest Leung is the director and also an option for Keywin Holdings Limited to purchase an aggregate of 122,814,185 shares of the Company’s common stock, exercisable for an aggregate purchase price of $2,000,000 by January 1, 2012.

(3) Includes an option to purchase an aggregate of 122,814,185 shares of the Company’s common stock, exercisable for an aggregate purchase price of $2,000,000 until January 1, 2012.

(4)  A total of 422,522,071 shares of our common stock outstanding are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of July 5, 2011. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(5)  Dr. Earnest Leung, its sole director, and Ms Pui Chu Tang, its shareholder and Dr. Leung’s spouse, have voting and dispositive control over the shares held by Keywin Holdings Limited.

(6)  Ms Angela Chan, its sole director, and Mrs. Chen Yang Foo Oi, its shareholder, have voting and dispositive control over the shares held by Sino Portfolio International Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Except as set forth below, during our last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any director or executive officer or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest:

In April 2009, in connection with debt restructuring, Statezone Ltd. of which Dr. Earnest Leung, the Company’s Chief Executive Officer and a Director (being appointed on July 15, 2009 and May 11, 2009 respectively) is the sole director, provided agency and financial advisory services to the Company. Accordingly, the Company paid an aggregate service fee of $350,000 of which $250,000 is recorded as issuance costs for 1% Convertible Promissory Notes for the year ended December 31 2009 and the Company recorded $100,000 as prepaid expenses and other current assets, net as of December 31, 2009 and 2010.

On July 1, 2009, the Company and Keywin, of which Dr. Earnest Leung is the director and his spouse is the sole shareholder, entered into an Amendment, pursuant to which the Company agreed to extend the exercise period for the Keywin Option under the Note Exchange and Option Agreement between the Company and Keywin, to purchase an aggregate of 122,814,185 shares of our common stock for an aggregate purchase price of $2,000,000, from a three-month period ended on July 1, 2009, to a six-month period ended October 1, 2009. On September 30, 2009, the exercise period for the Keywin Option was further extended to a nine-month period ended January 1, 2010. On January 1, 2010, the Company and Keywin entered into the third Amendment, pursuant to which the Company agreed to extend the exercise period to an eighteen-month period ended on October 1, 2010, and provide the Company with the right to unilaterally terminate the exercise period upon 30 days’ written notice. On September 30, 2010, the exercise period for the Keywin Option was extended to a twenty-seven-month period ended on June 30, 2011. On June 1, 2011, the exercise period for the Keywin Option was further extended to a thirty-three-month period ending on January 1, 2012.

During the year ended December 31, 2009, the Company paid expenses in an aggregate amount of $413,309 on behalf of Vision Tech International Holdings Limited, of which Dr. Earnest Leung is the chief executive officer and director. The balance is unsecured, bears no interest and repayable on demand. Such receivables were settled during the year ended December 31, 2010. Accordingly, as of December 31, 2010 and December 31, 2009, amount due from a related party was $nil and $413,309 respectively.

Vision Tech International Holdings Limited is a HK main board listed company, which is currently renamed as China Boon Holdings Limited (“China Boon”). It recently is diversifying its business into the development and operation of cemetery in China. We provided a short-term advance of $413,309 towards the payment of pre-operating expenses incurred by China Boon in connection with its January 2010 establishment of a wholly foreign owned enterprise in China, for the purpose of engaging in a cemetery business.

The pre-operating expenses paid were mainly office rental deposit and expenses, leasehold improvement, furniture and fixture, other fixed assets and other administrative expenses. China Boon had sufficient funds in Hong Kong to cover these expenses but had no channels to remit such funds from Hong Kong to China until the establishment of their wholly foreign owned enterprise. We agreed to pay these expenses on behalf of China Boon in the hope of generating advertising business from China Boon when they commenced promotion of the cemetery services. China Boon repaid all these expenses in February, 2010 when their wholly foreign owned enterprise was set up in China.

Our arrangement with China Boon was not in writing but it was approved by our Board of Directors prior to the time that the payments were made. We do not have any intention to enter into similar arrangements with China Boon or any other entity in the future.

Related Party Transaction Policy

Our Company has adopted a written Related Party Transaction Policy, or the Policy, for the purpose of describing the procedures used to identify, review, approve and disclose, if necessary, any transaction in which (i) the Company is a participant and (ii) a related person has or will have a direct or indirect material interest.

Once a related party transaction in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee shall consider all relevant facts and circumstances, including the following factors:

●	the benefits to the Company of the transaction;

●	the nature of the related party’s interest in the transaction;

●	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its stockholders;

●	the potential impact of the transaction on a director’s independence; and

●	any other matters the Audit Committee deems appropriate.

No director may participate in any discussion, approval or ratification of a transaction in which he or she is a related person.

RE-ELECTION OF DIRECTORS

The Board of Directors is currently comprised of five (5) directors. On July 5, 2011, the Board of Directors recommended the re-election of Earnest Leung, Godfrey Hui, Ronald Lee, Gerald Godfrey and Serge Choukroun to the stockholders. The re-election of each of Earnest Leung, Godfrey Hui, Ronald Lee, Gerald Godfrey and Serge Choukroun was approved pursuant to the Written Consent and each of them will serve as a director until our 2012 annual stockholders’ meeting and until their respective successors are duly elected and qualified or earlier resignation or removal

Information about our Directors

Set forth below is information regarding our elected directors as of July 5, 2011:

Name	Age	Position	Director Since
Earnest Leung	54	Chief Executive Officer and Chairperson of the Board	2009
Godfrey Hui	51	Deputy Chief Executive Officer and Director	2002
Ronald Lee	64	Director	2009
Gerald Godfrey	83	Director	2009
Serge Choukroun	51	Director	2010

Earnest Leung has served as the Company’s director since May 11, 2009, and as Chief Executive Officer and Chairperson of the Board of the Company since July 15, 2009. Dr. Leung has over 20 years’ experience in the investment banking industry.  Since November 2004, he has worked as a financial advisor and consultant in Hong Kong and currently serves as a director of Southern Territories Group, Ltd., an investment company, Keywin Holdings Limited, an investment company, and of Statezone Ltd, a financial consulting company owned and controlled by Dr. Leung. He also currently serves as a director and chief executive officer of China Boon Holdings Limited (formerly know as Vision Tech International Holdings Limited), which is listed on Hong Kong Main Board engaging in the distribution of consumer electronic products and home appliances as well as trading of scrap metals and leather and extending its business to cemetery business in 2009.  Prior to that, Dr. Leung served, from September 1994 to October 2004, as Senior Director and Head of Investment, Asia for American Express Bank.  Dr. Leung also held various senior investment positions with BNP Paribas Bank, New Zealand Insurance and Bank of America Trust. Dr. Leung holds an honorary doctor degree from International American University. Dr. Leung was appointed as a director because of his extensive knowledge of capital markets through his various senior positions in financial institutions and because of his in-depth business management experience

Godfrey Hui has served as Company’s director since April 2002, and as Deputy Chief Executive Officer since July 15, 2009. Mr. Hui also served from April 2002 to July 2009 as the Company’s Chief Executive Officer. Mr. Hui had over twenty years’ experience in the hotel industry prior to founding our Company. He has worked for several international and regional hotel groups, including Hopewell Holdings Limited, a Hong Kong based real estate developer, where Mr. Hui worked in various capacities including Director of Operations, Finance and Development of the Hotel Division, Executive Assistant to the Chairman, Chairman of the Executive Committee, and Group Financial Controller and was responsible for management and financial issues, and Mega Hotels Management Limited (now a subsidiary of Hopewell), where he served as Director of Finance, Development and Operations. Mr. Hui holds a Bachelor of Science in Business Management from the Chinese University of Hong Kong and a Master’s Degree in Finance and Investment from the University of Hull. Mr. Hui also serves as an independent non-executive director of Vinda International Holdings Limited, which is listed on Hong Kong Main Board engaging in manufacturing and sale of household consumable paper. Mr. Hui was appointed as a director because he is the founder of the Company and has served as a member of our Board since 2002. He has in-depth knowledge of the Company’s operation, strategy, financial condition and competitive position.

Ronald Lee has served as the Company’s director since July 2, 2009. Mr. Lee is the founder and has served as the Sole Proprietor of Ronald H. T. Lee & Co., Certified Public Accountants since 1973. He also has served as senior consultant of UHY Vacation HK CPA Limited, Chartered Accountants, Certified Public Accountants since 2007. Mr. Lee has over 40 years’ experience in accounting industry. Mr. Lee graduated from the Hong Kong Technical College in 1967 (now the Hong Kong Polytechnic University) and is a fellow member of the Australian Society of Certified Practising Accountants and the Hong Kong Institute of Certified Public Accountants. He is also an associate member of the Institute of Chartered Accountants in England & Wales, The Taxation Institute of Hong Kong and the Society of Chinese Accountants and Auditors. Mr. Lee was appointed as a director due to his extensive auditing experience and financial expertise with over 40 years’ experience in the accounting industry, which provides a strong foundation to serve as the Chairman of our Audit Committee.

Gerald Godfrey has served as the Company’s director since July 2, 2009. Mr. Godfrey is now retired, was a partner with Charlotte Horstmann & Gerald Godfrey Ltd., a Hong Kong-based company that dealt in Asian antiques and art, from 1955 to 2005. From 1997 to 2003, Mr. Godfrey served as an independent non-executive director of the Millennium Group, a Hong-Kong based company that assists corporations, developers and investors with selling, leasing or investing in office, industrial, distribution, retail, land and resort properties in Asia. Mr. Godfrey served as Honorary Consul General to the Kingdom of Morocco from 1984 to 2004, and voting member of the Hong Kong Jockey Club. Mr. Godfrey received an M.A. from the Oxford University in 1951. Mr. Godfrey was appointed as a director because of his strong network connection and also his extensive company board and committee experience.

Serge Choukroun has served as the Company’s director since August 4, 2010. Mr. Choukroun was the sole director and shareholder of Mega-link International Holdings Limited, a garment sourcing organization during the past five years. Prior to that, he served as a vice president of Mirage Inc., a major garment corporation located in New York. Mr. Choukroun was also a former independent director of China Boon Holdings Limited (formerly known as Vision Tech International Holdings Limited), a company listed on the Hong Kong Main Board and of which Dr. Leung also serves as a director and chief executive officer. He has resided and worked in Hong Kong for over 20 years. He holds a degree in Accounting from the Academy of Creteil-Paris-Versailles (France). Mr. Choukroun was appointed as a director because of his diverse business management experience and his extensive company board and committee experience.

There are no arrangements or understandings among any of the directors, director nominees, executive officers or any other persons pursuant to which any director nominees was elected to serve as a director.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board has pre-approved Baker Tilly Hong Kong Limited, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries and variable interest entity for the fiscal year ending December 31, 2011, and to perform all auditing services and all audit related, tax or other services not prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.

Such pre-approval was ratified pursuant to the Written Consent. Although action by stockholders is not required by law, the Board has determined that it is desirable to seek ratification of this pre-approval by the stockholders. Notwithstanding the appointment, the Board, in its discretion, may direct the appointment of new independent registered public accounting firms at any time during the year, if the Board feels that such a change would be in the best interest of the Company and its stockholders.

The aggregate fees billed for services rendered by our auditors for the fiscal years ended December 31, 2010 and 2009 are described below under the caption “Principal Accountant Fees and Services.”

Principal Accounting Fees and Services

Baker Tilly Hong Kong Limited is our Principal Independent Registered Public Accountant engaged to examine our financial statements for the fiscal years ended December 31, 2010 and 2009. The following table shows the fees that we paid or accrued for the audit and other services provided by Baker Tilly Hong Kong Limited, for the fiscal years ended December 31, 2010 and 2009.

Fee Category	2010	2009*
Audit Fees	$92,346	$65,500
Audit-Related Fees	$--	$--
Tax Fees	$--	$--
All Other Fees	$--	$--

*Other than an aggregate fees of $65,500 billed from Baker Tilly Hong Kong Limited, the Company also paid for an aggregate fees of $36,923 billed from Jimmy C.H. Cheung & Co during the fiscal 2009 for their review service on our quarterly reports on Form 10-Q.

Audit Fees

This category consists of fees for professional services rendered by our principal independent registered public accountant for the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

This category consists of fees for assurance and related services by the independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”. The services for the fees disclosed under this category include consultations concerning financial accounting and reporting standards.

Tax Fees

This category consists of fees for professional services rendered by our principal independent registered public accountant for tax compliance, tax advice, and tax planning. .

All Other Fees

This category consists of fees for services provided by our principal independent registered public accountant other than the services described above.

Policy on Pre-Approval of Audit Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. All audit services (including statutory audit engagements as required under local country laws) must be accepted by the Audit Committee before the audit commences.

Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services.

All services provided by Baker Tilly Hong Kong Limited during the fiscal years ended December 31, 2010 and 2009 were pre-approved by the Audit Committee.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, business unit goals, corporate goals, and the realization of increased stockholder value. Our Remuneration Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this Information Statement in accordance with the SEC’s rules. This so-called say-on-pay vote is advisory, and therefore not binding on the Company, the Remuneration Committee or our Board of Directors.

On July 5, 2011, the Majority Stockholders also approved the compensation of our Named Executive Officers as disclosed in this Information Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission. In doing so, the Majority Stockholders did not address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Information Statement.

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. This vote is also advisory, and therefore not binding on the Company, the Remuneration Committee or our Board of Directors

On July 5, 2011, the Majority Stockholders recommended that an advisory vote on the compensation of our named executive officers occur once every three years.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

On July 5, 2011, the Majority Stockholders unanimously adopted resolutions approving (1) the 1-for-5 Reverse Split of our issued and outstanding Common Stock, and (2) the decrease in the authorized number of shares of our Common Stock which will be effectuated in conjunction with the adoption of the Certificate of Amendment.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock and the decrease in authorized shares will reduce our authorized shares of Common Stock from 2,000,000,000 to 400,000,000 shares. The Reverse Split and the decrease in authorized shares will become effective on the Effective Date which occurs when the Certificate of Amendment is filed with the Secretary of State of the State of Delaware following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act.

On the Effective Date, 5 shares of Common Stock will automatically be combined and changed into one share of Common Stock. Any fractional shares of post-Reverse Split Common Stock will be rounded up to the nearest whole share. The table below sets forth, as of the Record Date, the number of issued and outstanding shares of Common Stock, the number of reserved shares of Common Stock and the number of authorized but unissued and unreserved shares of Common Stock, both before and after the proposed Reverse Split.

Capitalization Structure
	Capital Structure prior to Reverse Split	Capital Structure after Reverse Split
		(2)
	(As of Record Date)	(On Effective Date)
Issued and outstanding Common Stock	422,522,071	84,504,414

Reserved Common Stock (1)	339,639,009	67,927,802

Authorized but unissued and unreserved Common Stock	1,237,838,920	247,567,784

(1)
Represents 1,900,000 shares reserved under our Equity Incentive Plan, 122,814,185 shares reserved for issuance under options to purchase such shares held by Keywin Holdings Limited, and 214,924,824 shares issuable to the holders of our outstanding 1% convertible promissory notes.

(2)	This column shows the capitalization structure after Reverse Split except to the extent that the Reverse Split results in any fractional shares being rounded up to the nearest whole share.

Purposes for Reverse Split and Decrease in Authorized Shares and Effects on Common Stock

The Reverse Split and Decrease in Authorized Shares has been effected for the primary purpose of providing us with greater flexibility with respect to our capital structure for any future equity financings and stock based acquisitions.  As shown in the table above, the Reverse Split will reduce the number of issued and outstanding shares of our Common Stock and the decrease in authorized shares will reduce our authorized shares of common stock from 2,000,000,000 to 400,000,000 shares.  Unless both the issued and outstanding and authorized shares are simultaneously reduced, the number of shares outstanding upon the issuance of additional shares to investors and the number of authorized shares available for issuance will be so great that the per share value of our stock will be very small. A low stock price can have the effect of reducing the liquidity of a corporation’s stock and our Board of Directors believes that it will not be in our best interests to have a very low per share stock price. Our Board of Directors hopes that the Reverse Split will result in a higher per share market price of our Common Stock. In addition, the brokerage commissions on the purchase or sale of stock with a relatively low per share price generally tend to represent a higher percentage of the sales price than the commission charges on a stock with a relatively high per share price. Our Board of Directors believes these issues are best addressed by increasing the value per share of our Common Stock, which we believe will occur as a result of the Reverse Split. However, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above.

On the Effective Date, five shares of Common Stock will automatically be combined and changed into one share of Common Stock. No additional action on our part or any stockholder will be required in order to effect the Reverse Split. Certificates that represent pre-Reverse Split shares will automatically, and without any action on the part of any person, represent approximately 20% of such pre-Reverse Split shares following the Effective Date. Any fractional shares of post-Reverse Split Common Stock will be rounded up to the nearest whole share.

We will obtain a new CUSIP number for our Common Stock at the time of the Reverse Split and the decrease in authorized shares. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Common Stock. The number of stockholders will remain unchanged as a result of the Reverse Split.

No replacement certificates will be issued to stockholders in connection with the Reverse Split. The change will occur on the books of the Company’s transfer agent. The Company intends for the Reverse Split to treat stockholders holding the Company’s Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Split for their beneficial holders by making the appropriate adjustment to the number of shares held in such accounts.

There are no arrears in dividends or defaults in principal or interest in respect to the securities which are to be exchanged.

Federal Income Tax Consequences of the Reverse Split

The combination of 5 shares of pre-Reverse Split Common Stock into one share of post-Reverse Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Split Common Stock will be transferred to the post-Reverse Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Accounting Matters of the Reverse Split

The par value per share of the Company’s Common Stock would remain unchanged after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on the balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without such outside persons.

OTHER MATTERS

As of the date of this Information Statement, the Board of Directors knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of our issued and outstanding voting securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Network CN Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Earnest Leung
Earnest Leung, Chief Executive Officer
July 5, 2011

EXHIBIT A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
NETWORK CN INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

NETWORK CN INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the Amended and Restated Certificate if Incorporation of the Corporation is amended by replacing the entire content of the Article thereof numbered “FOURTH” with the following text:

“The total number of shares of stock which the corporation is authorized to issue is 405,000,000 shares, of which 400,000,000 shall be shares of common stock, par value $0.001 per share (the “Common Stock”) and 5,000,000 shares shall be shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The shares of Common Stock and Preferred Stock may be issued by the corporation from time to time as approved by the board of directors of the corporation without the approval of the stockholders, except as otherwise provided by applicable law. The powers, designations, preferences and relative, participating, optional and other rights of the Preferred Stock shall be provided for in a resolution or resolutions adopted by the board of directors of the corporation and set forth in a certificate of designations executed, acknowledged and filed as provided in Section 151(g) of the General Corporation Law of the State of Delaware, amending this Article Fourth.

Effective as of ____________, 2011, each five (5) shares of the issued and outstanding Common Stock, $0.001 par value, of the Corporation shall be reverse split into one (1) share of Common Stock of the Corporation.  This reverse split shall affect only issued and outstanding shares.  Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split shall receive, in lieu thereof, a whole share.”

SECOND: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the joint written consent of all of the members of the Board of Directors of the Corporation and the holder of a majority of the Corporation’s issued and outstanding common stock pursuant to Sections 141(f) and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this [___] day of [_____], 2011.

By	/s/ Earnest Leung
Earnest Leung

Chief Executive Officer